UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

Pyxus International, Inc.
(Exact name of Registrant, as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
6001 Hospitality Court, Suite 100
Morrisville, North Carolina 27560-2009
(Address of principal executive offices, including zip code)
(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On May 12, 2025, Pyxus Holdings, Inc. ("Pyxus Holdings"), a wholly owned subsidiary of Pyxus International, Inc. (the "Company"), certain subsidiaries of Pyxus Holdings (together with Pyxus Holdings, the "Borrowers"), and the Company, the Company’s wholly owned subsidiary, Pyxus Parent, Inc. and certain other subsidiaries of Pyxus Holdings, as guarantors, entered into a Fourth Amendment to ABL Credit Agreement dated as of May 12, 2025 (the "ABL Amendment") to amend the ABL Credit Agreement (as previously amended, the "ABL Credit Agreement"), dated as of February 8, 2022, by and among Pyxus Holdings, as Borrower Agent, the Borrowers and parent guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as Administrative Agent and Collateral Agent. The ABL Amendment:

•increases the stated amount of the asset-based revolving credit facility (the "Credit Facility") established by the ABL Credit Agreement by $30.0 million from $120.0 million to $150.0 million;
•reduces the margin for the interest rate by 25 basis points per annum from 300 basis points to 275 basis points, eliminates SOFR adjustment charge, and reduces the commitment fee for the unused amounts of the Credit Facility by 12.5 basis points per annum when the outstanding borrowings are less than 50% of the Credit Facility;
•extends the maturity date of the Credit Facility to the earlier of (i) May 12, 2030 and (ii) the date that is 90 days prior to the earliest stated maturity date under (A) the Pyxus Term Loan Credit Agreement, dated as of February 6, 2023, by and among, amongst others, Pyxus Holdings, certain lenders party thereto and Alter Domus (US) LLC, as administrative agent and senior collateral agent, (B) the Intabex Term Loan Credit Agreement, dated as of February 6, 2023, by and among, amongst others, Pyxus Holdings, Intabex Netherlands B.V., certain lenders party thereto and Alter Domus (US) LLC, as administrative agent and senior collateral agent, (C) the Indenture, dated as of February 6, 2023, among Pyxus Holdings, the initial guarantors party thereto, Wilmington Trust, National Association, as trustee, registrar and paying agent, and Alter Domus (US) LLC, as collateral agent, and (D) any indebtedness that refinances any of the foregoing; and
•makes certain other changes to the ABL Credit Agreement.

The description of the ABL Amendment set forth herein is qualified in its entirety by reference to the text of the ABL Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1
Fourth Amendment to ABL Credit Agreement dated as of May 12, 2025 by and among Pyxus Holdings, Inc., the other borrowers and guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 13, 2025

PYXUS INTERNATIONAL, INC.

By:	/s/ T. David Singer

T. David Singer
Senior Vice President – Chief Legal
Officer and Secretary

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